UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549
Form 8-K
Current Report
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): October 23, 2007
TRIDENT MICROSYSTEMS, INC.
(Exact name of registrant as specified in its charter)
0-20784
(Commission File Number)

Delaware	77-0156584
(State or other jurisdiction of incorporation)	(I.R.S. Employer Identification No.)
3408 Garrett Drive
Santa Clara, California 95054-2803
(Address of principal executive offices, with zip code)
(408) 764-8808
(Registrant’s telephone number, including area code)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02 Results of Operations and Financial Condition.
     On October 25, 2007, Trident Microsystems, Inc. (the “Company”) issued a press release announcing its operating and financial results for the three months ended September 30, 2007, and intends to present additional financial information during a related conference call to be held on October 25, 2007. The press release and conference call contain forward-looking statements regarding the Company and include cautionary statements identifying factors that could cause actual results to differ materially from those anticipated. A copy of the press release is being furnished as Exhibit 99.1 and is incorporated herein in its entirety by reference.
     The information in this Current Report on Form 8-K, including the exhibits, is furnished pursuant to Item 2.02 and shall not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities under that Section. Furthermore, the information in this Current Report on Form 8-K, including the exhibits, shall not be deemed to be incorporated by reference into the filings of the Company under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended.
     Included in the press release is financial information prepared on a Generally Accepted Accounting Principles (“GAAP”) basis, as well as certain non-GAAP information. As required by Regulation G, the press release contains a reconciliation of the non-GAAP financial measures to the most directly comparable GAAP measures as well as a discussion of management’s uses of, and rationale for presenting, the non-GAAP financial measures. To supplement the consolidated financial results prepared under GAAP, the Company uses a non-GAAP conforming measure of net income that is GAAP net income adjusted to exclude certain costs, expenses and gains. Non-GAAP net income gives an indication of the Company’s baseline performance before gains, losses or other charges that are considered by management to be outside the company’s core operating results. In addition, non-GAAP net income is among the primary indicators management uses as a basis for planning and forecasting future periods. These measures are neither in accordance with, nor an alternative for, GAAP and may be materially different from non-GAAP measures used by other companies. The Company computes non-GAAP net income by adjusting GAAP net income for the impact of certain investment gains (or losses) and excluding various items, including stock-based compensation expense, expenses related to the stock option investigation and related matters and those related to the acquisition of the Company’s minority interest held in its Taiwanese subsidiary, including, amortization of intangible assets and charges for in—process research and development costs. A reconciliation between net income/loss on a GAAP basis and non-GAAP net income is provided in a table following non-GAAP consolidated financial statements.
Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers; Compensatory Arrangements of Certain Officers.
     (e)
     On October 23, 2007, the Compensation Committee of the Board of Directors of the Company approved a one-time payment to Glen M. Antle for his services as Acting Chief Executive Officer. Mr. Antle served as Acting Chief Executive Officer from November 15, 1007, the date of termination of employment of our former Chief Executive Officer, through October 17, 2007, the date of commencement of employment of Sylvia D. Summers as our current Chief Executive Officer. Mr. Antle is being paid $125,000 for these services and was granted a restricted stock award of 9,000 shares of the Company’s common stock, which shares will vest one year from the grant date.
Item 8.01 Other Events.
     On October 23, 2007, the Board of Directors of the Company approved a one-time payment to each of Mr. Raymond K. Ostby and Mr. Millard Phelps for their service on the Special Committee, formed in June 2006 to investigate our historical stock option granting practices and related accounting. Mr. Ostby and Mr. Phelps were previously paid a fee of $20,000 for their service on the Special Committee; accordingly, the total fee paid to each of them for their services on the Special Committee is $60,000. The Special Committee has now completed its work; any further matters relating to the investigation will be considered by the Special Litigation Committee, as disclosed in previous filings with the Securities and Exchange Commission.

     In addition, the Board of Directors approved payment of a cash retainer of $25,000 per annum to the Company’s non-employee Chairman of the Board, in addition to all other cash and equity compensation payable to our non-employee directors, as described in our proxy statement filed with the Securities and Exchange Commission on October 17, 2007. Payment of this fee will be prorated for Mr. Glen M. Antle from October 17, 2007, the effective date that he ceased to serve as our Acting Chief Executive Officer and began serving exclusively as our non-employee Chairman of the Board.
Item 9.01 Financial Statements and Exhibits.
     (c)  Exhibits.

Exhibit No.	Description
Exhibit 99.1	Press release dated October 25, 2007, announcing financial information for the quarter ended September 30, 2007.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
Date: October 25, 2007

TRIDENT MICROSYSTEMS, INC.
/s/ JOHN S. EDMUNDS
John S. Edmunds
Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description
Exhibit 99.1	Press release dated October 25, 2007, announcing financial information for the quarter ended September 30, 2007.